Exhibit 4.1

Execution Version

HERBALIFE NUTRITION LTD.

(Company)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(Trustee)

4.25% Convertible Senior Notes due 2028

INDENTURE

Dated as of December 9, 2022

i

Exhibits

Exhibit A: Form of Note	A-1
Exhibit B: Form of Free Transferability Certificate	B-1
Exhibit C: Form of Restricted Stock Legend	C-1

INDENTURE, dated as of December 9, 2022, between Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 4.25% Convertible Senior Notes due 2028 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular.

“1% Exception” has the meaning specified in Section 4.04(h) hereof.

“Act” has the meaning specified in Section 1.03 hereof.

“Additional Amount” has the meaning specified in Section 2.16 hereof.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.08 and Section 6.03 hereof. Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 hereof, with the same terms (except, if applicable, as to (i) their issue date, (ii) the date as of which interest shall begin to accrue on such Additional Notes and (iii) any differences in transfer restrictions required or permitted by the Securities Act.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Applicable Taxes” has the meaning specified in Section 2.16 hereof.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bid Solicitation Agent” means the Person appointed by the Company, from time to time, to solicit secondary market bid quotations for the Trading Price of the Notes in accordance with Section 4.01(b)(ii) hereof. The Company will be the initial Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant or Associate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 4.03 hereof.

“Change in Tax Law” means any change or amendment in the laws, rules or regulations of a Relevant Taxing Jurisdiction, or any change in the interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative interpretation or determination), which change or amendment is announced and becomes effective on or after December 6, 2022 (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction, including in the case of any Successor Company pursuant to Article 9 of this Indenture organized, resident or doing business for tax purposes in a jurisdiction that was not a Relevant Taxing Jurisdiction as of December 6, 2022, the date such Successor Company succeeded to the Company under this Indenture).

“Close of Business” means 5:00 p.m., New York City time.

“Code” has the meaning specified in Section 2.16(a)(v) hereof.

“Combination Settlement” has the meaning specified in Section 4.03 hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act or the Securities Act, as applicable, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the common shares, par value $0.0005 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common shares resulting from any reclassification or reclassifications thereof.

The term “common shares” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Common Share Change Event” has the meaning specified in Section 4.07(a) hereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, its President, or its Chief Financial Officer, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, its Corporate Secretary or any Assistant Secretary.

“Conversion Agent” has the meaning specified in Section 5.02 hereof.

“Conversion Consideration” has the meaning specified in Section 4.03(b) hereof.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 58.8998 Common Shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means, with respect to the administration office of the Trustee, the designated corporate trust office of the Trustee at which this Indenture is administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 633 West 5th Street, 24th Floor, Los Angeles, CA 90071 Attention: Lauren Costales Email: lauren.costales@usbank.com and with respect to the operations office of the Trustee, which office at the date hereof is located at U.S. Bank Trust Company, National Association,60 Livingston Avenue Saint Paul, Minnesota 55107, Attention: Trust Financial Management or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day during the applicable Observation Period, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per Common Share on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HLF <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day, reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include any of the Initial Purchasers). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time, or the giving of notice, or both, would be, an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method, to any settlement method that the Company is then permitted to elect, by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, The Depository Trust Company or the Person designated as Depositary by the Company pursuant to the applicable provisions of this Indenture until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder.

“Distributed Property” has the meaning specified in Section 4.04(c) hereof.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

“Event of Default” has the meaning specified in Section 6.01 hereof.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FATCA” has the meaning specified in Section 2.16(a)(v) hereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” has the meaning specified in Section 5.08(a) hereof.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued when any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or the employee benefit plans of the Company or its Subsidiaries, files a Schedule TO or any schedule, form or other report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than fifty percent (50%) of the voting power of the Company’s Common Equity (or the Company becomes aware that such a filing is required but has not been made);

(2) consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) pursuant to which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Shares will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (2) as an “Event”); provided, however, that any such Event described in clause (A) or (B) above where the Persons that “beneficially owned,” directly or indirectly, the Company’s voting shares immediately prior to such event “beneficially own”, directly or indirectly, more than fifty percent (50%) of the total voting power of all outstanding classes of voting shares or stock of the continuing or surviving Person or transferee or the parent thereof immediately after such Event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities such holders receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”;

(3) the holders of the Common Shares approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) the Common Shares cease to be listed or admitted for trading on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any successor to the foregoing) (each such exchange or market, a “Permitted Exchange”), or the announcement by any such Permitted Exchange on which the Common Shares (or such other Common Equity) are then listed or admitted for trading that the Common Shares (or such other Common Equity) will no longer be so listed or admitted for trading, unless the Common Shares (or such other Common Equity) have been accepted for listing or admitted for trading on another Permitted Exchange.

Notwithstanding the foregoing, a transaction or series of transactions described in clause (2) above (whether or not giving effect to the proviso thereto) shall not constitute a “Fundamental Change” if at least ninety percent (90%) of the consideration received or to be received by holders of the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of common shares traded on a Permitted Exchange, and, as a result of such transaction or transactions, such consideration will constitute “Reference Property” for the Notes. In addition, a transaction or event that constitutes a Fundamental Change under both clause (1) and clause (2) above will be deemed to constitute a Fundamental Change solely under clause (2) of this definition of “Fundamental Change.”

If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.03(a)(i) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01 hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.03(a)(i) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01 hereof.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Global Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” has the meaning specified in Section 2.01 hereof.

“Initial Purchasers” means BofA Securities, Inc., Mizuho Securities USA LLC, Rabo Securities USA, Inc., BBVA Securities Inc., JMP Securities LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC, Standard Chartered Bank, Comerica Securities, Inc. and U.S. Bancorp Investments, Inc.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 15 and December 15 of each year, beginning on June 15, 2023 (or such other date as may be specified in the certificate representing the applicable Note).

“Issue Date” means, with respect to any Note, the first date of original issuance of such Note (and not, for the avoidance of doubt, the date of issuance of any Note issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 3.07 or 4.02).

“Last Original Issuance Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the Issue Date and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (B) with respect to any Additional Notes, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices per share or, if more than one in either case, the average of the average last bid and the average last ask prices per share) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices per share for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include any of the Initial Purchasers. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means (A) any event that is a Fundamental Change (subject to any exceptions or exclusions to the definition other than the exclusion in the proviso to clause (2) of the definition of “Fundamental Change”) or (B) the sending of a Redemption Notice pursuant to Section 3.10(g); provided, however, that the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a) hereof.

“Market Disruption Event” means, if the Common Shares are listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

“Maturity Date” means June 15, 2028.

“Measurement Period” has the meaning specified in Section 4.01(b)(ii) hereof.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Notice of Default” has the meaning specified in Section 6.01(f) hereof.

“Observation Period” means, with respect to any Note surrendered for conversion, (i) subject to clause (ii), if the relevant Conversion Date for such Note occurs prior to the forty-third (43rd) Scheduled Trading Day immediately preceding the Maturity Date, the forty (40) consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; (ii) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice and before the related Redemption Date, the forty (40) consecutive Trading Day period beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after the forty-third (43rd) Scheduled Trading Day immediately preceding the Maturity Date, the forty (40) consecutive VWAP Trading Day period beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately preceding the Maturity Date (or, if such Scheduled Trading Day is not a Trading Day, the immediately following Trading Day).

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Corporate Secretary, any Assistant or Associate Secretary or the Controller of the Company.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee.

“Outstanding” means, with respect to the Notes any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes, or for purposes of votes or consents, any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Notes, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price or Redemption Price in respect of, any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum dated December 5, 2022 related to the offering of the Initial Notes.

“Purchase Agreement” means that certain Purchase Agreement, dated as of December 6, 2022, between the Company and the Initial Purchasers.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 3.10.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning specified in Section 3.10(g) hereof.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 3.10(g); provided, however, that with respect to any Tax Redemption, the Redemption Notice Date must fall no more than one hundred and eighty (180) days before the earliest date on which the Company would have been required to pay any Additional Amounts as a result of the relevant Change in Tax Law and the obligation to pay such Additional Amounts must be in effect as of the Redemption Notice Date.

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 3.10(f).

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Reference Property Unit” has the meaning specified in Section 4.07(a) hereof.

“Register” and “Registrar” have the respective meanings specified in Section 2.06(a).

“Regular Record Date” means, with respect to any Interest Payment Date, June 1 (whether or not a Business Day) or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 2.16 hereof.

“Reporting Event of Default” has the meaning specified in Section 6.03(a) hereof.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Responsible Officer,” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means (i) for all purposes other than for purposes of determining amounts due upon conversion, a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading; and (ii) for purposes of determining amounts due upon conversion, a day that is scheduled to be a VWAP Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If in each of clauses (i) and (ii) above the Common Shares are not so listed or admitted for trading, then, for these purposes, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Method” means Cash Settlement or Combination Settlement.

“Share Price” has the meaning specified in Section 4.06(c) hereof.

“Shoe Option” means the Initial Purchasers’ option to purchase up to thirty seven million five hundred thousand dollars ($37,500,000) aggregate principal amount of additional Notes as provided for in the Purchase Agreement.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional Common Share); provided, however, that in no event will the Specified Dollar Amount be less than $1,000 per $1,000 principal amount of such Note.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Spin-Off Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“Subsidiary” of any Person means (a) any corporation, association or other business entity other than a partnership of which more than fifty percent (50%) of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a) hereof.

“Successor Subsidiary” has the meaning specified in Section 9.01 hereof.

“Tax Redemption” means the Redemption of any Note pursuant to Section 3.10(c).

“Tax Redemption Opt-Out Election” has the meaning specified in Section 3.10(c)(ii) hereof.

“Tax Redemption Opt-Out Election Notice” has the meaning specified in Section 3.10(c)(iii) hereof.

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 4.04(e) hereof.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded and (ii) there is no Market Disruption Event. If the Common Shares are not so listed or traded, then, for these purposes, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) independent nationally recognized securities dealers selected by the Company, which may include any of the Initial Purchasers; provided that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent that one (1) bid shall be used. If, on any Trading Day the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety-eight percent (98%) of the product of (i) the Last Reported Sale Price of the Common Shares on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. Any such determination will be conclusive absent manifest error. If the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required pursuant hereto, or if the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than ninety-eight percent (98%) of the product of Last Reported Sale Price of the Common Shares and the applicable Conversion Rate on each day the Company or the Bid Solicitation Agent, as the case may be, fails to do so.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 10.12 hereof, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” means the United States of America.

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the

Common Shares for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event, and (ii) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

Section 1.02 References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and (subject to Section 10.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, and the numbers of such Notes, and the date of his holding the same, may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d) The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e) The principal amount (except as otherwise contemplated in clause (ii) of the proviso to the definition of “Outstanding”) and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Registrar.

(f) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g) The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by this Indenture. Such record date shall be not less than ten (10) nor more than sixty (60) days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.11 prior to such solicitation.

(h) If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.

THE NOTES

Section 2.01 Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to two hundred and fifty million dollars ($250,000,000) (the “Initial Notes”) except (A) if the Initial Purchasers exercise the Shoe Option, then there will be up to an additional thirty seven million five hundred thousand dollars ($37,500,000) principal amount of Notes pursuant to such exercise that may be authenticated and delivered under this Indenture; and (B) for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 3.07 or 4.02. The Company may, without notice to or consent of the Holders, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for federal income tax purposes, then such Additional Notes will have a separate CUSIP number. All Notes issued hereunder shall be treated as a single class for all purposes under this Indenture and shall vote together as one class on all matters with respect to the Notes.

The Notes shall be known and designated as the “4.25% Convertible Senior Notes due 2028” of the Company. The principal amount shall be payable on the Maturity Date. No sinking fund is provided for the Notes.

The principal amount of Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency in Los Angeles, California or the continental United States, maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of five million dollars ($5,000,000) or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than five million dollars ($5,000,000) of Notes, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Paying Agent to pay principal of, and interest on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or other payment date, as the case may be.

Any Notes repurchased or redeemed by the Company will be retired.

Section 2.02 Ranking. The Notes constitute direct unsecured obligations of the Company and are not required to be guaranteed by any of its Subsidiaries.

Section 2.03 Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 2.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed by manual or facsimile signature on behalf of the Company by any one of its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents, its Treasurer, any Assistant Treasurer or its Corporate Secretary.

Notes bearing the manual or facsimile signatures of individuals who were at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and Section 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon Company Order, authenticate and deliver in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06 Registration; Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Notes bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Section 2.07 and 2.11).

At the option of the Holder and subject to the other provisions of Section 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Security in the circumstances set forth in Section 2.11(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c) Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written or electronic certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07 Transfer Restrictions.

(a) Restricted Notes.

(i) Every Note (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the Resale Restriction Termination Date, any Note will bear the Restricted Notes Legend unless:

(A) such Note, since last held by the Company or an affiliate (within the meaning of Rule 144) of the Company, if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate (within the meaning of Rule 144) of the Company or a Person that was an affiliate (within the meaning of Rule 144) of the Company within the three months immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B) such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate (within the meaning of Rule 144) of the Company or a Person that was an affiliate (within the meaning of Rule 144) of the Company within the three months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C) the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with.

(iii) In addition, until the Resale Restriction Termination Date:

(A) no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers a notice substantially in the form of the Form of Assignment and Transfer, with the appropriate box checked, to the Trustee; and

(B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate (within the meaning of Rule 144) of the Company or has been an affiliate (within the meaning of Rule 144) of the Company within the three months immediately preceding the date of such proposed transfer.

(iv) On and after the Resale Restriction Termination Date, any Note will bear the Restricted Note Legend at any time the Company determinates that, to comply with law, such Note must bear the Restricted Notes Legend.

(b) Restricted Stock.

(i) Every Common Share that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any Common Shares issued upon the conversion of a Note, and any Common Shares issued upon conversion of a Restricted Note, will be issued in book-entry form and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Shares stating that such Common Shares need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, Common Shares will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such Common Shares must bear the Restricted Stock Legend.

(c) As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.08 Expiration of Restrictions.

(a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), the Company will use its reasonable best efforts to effect an exchange of every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07 hereof on or prior to the 380th day after the Issue Date of such Notes.

(ii) To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process within a period of time that is reasonably likely to result in such exchange occurring on or prior to the 380th day after the Issue Date of the relevant Notes and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date”.

(iii) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

(A) the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number;

(B) the Restricted Stock Legend will be deemed removed from any Common Shares previously issued upon conversion of the Notes; and

(C) thereafter, Common Shares issued upon conversion of the Notes, if any, will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv) Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg LLP to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are then identified by an unrestricted CUSIP number.

(v) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and the Company will otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi) Notwithstanding anything to the contrary in Section 2.08(b)(i), (ii), (iii) or (iv) the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal and interest of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 2.11 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (x) that has been surrendered for conversion or (y) as to which a Fundamental Change Purchase Notice has been delivered and not duly withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.11(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii) In addition, if (x) the Company, in its sole discretion, notifies the Trustee in writing that it wishes to terminate and exchange all or part of a Global Note for Physical Notes and the beneficial owners of the majority of the principal amount of such Global Note (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Note (or portion thereof) for Physical Notes by delivering a written request to the Registrar or (y) an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request to the Registrar to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 2.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends required by Section 2.07 and/or the Form of Note attached hereto as Exhibit A.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(iii) If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly use reasonable efforts to execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, Redemption, conversion or cancellation in accordance with its customary practices, and shall provide evidence of disposal to the Company for such cancelled Notes upon the Company’s request. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. The Company may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13 CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14 Payment and Computation of Interest. The Notes will bear cash interest at a rate of 4.25% per year until maturity. Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, December 9, 2022 (or such other date as may be specified in the certificate representing the applicable Note). Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date

immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided, alternate record dates may be established by the Company and the Trustee with respect to any interest not paid on its originally scheduled due date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. For the avoidance of doubt, the payment, or lack of payment, of interest on Notes surrendered for conversion will be governed by Section 4.02 hereof.

Section 2.15 Business Day. If any Interest Payment Date, the Maturity Date, any Redemption Date or any Fundamental Change Purchase Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Section 2.16 Additional Amounts. All payments and deliveries made by, or on behalf of, the Company under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price or Fundamental Change Purchase Price), payments of interest and deliveries of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including interest and penalties related thereto) (collectively, “Applicable Taxes”) imposed or levied by or within the jurisdiction in which the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by, or on behalf of, the Company for purposes of the tax law of that jurisdiction (or, in each case, any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided, however, that no Additional Amounts will be payable:

(a) for or on account of:

(i) any Applicable Taxes to the extent such Applicable Taxes would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder;

(B) the presentation of such Note (in cases in which presentation is required) more than thirty (30) days after the later of the date on which the payment of the principal of (including the Fundamental Change Purchase Price or Redemption Price, if applicable) and interest on, such Note or the delivery of Common Shares and other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(C) the failure of the Holder or beneficial owner (to the extent it is legally entitled to do so) to comply with a timely request from the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar Applicable Taxes;

(iii) any Applicable Taxes to the extent such Applicable Taxes result from the presentation of any Note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment by at least one other Paying Agent;

(iv) any Applicable Taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(v) in respect of any Taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date (or any amended or successor version of such sections) (“FATCA”), any regulations or other official guidance thereunder, any agreement entered into pursuant to section 1471(b)(1) of the Code, any intergovernmental agreement entered into between a non-U.S. jurisdiction and the United States in connection with FATCA or any law, regulation or other official guidance issued or enacted in any jurisdiction implementing FATCA or such intergovernmental agreement; and

(vi) any combination of Applicable Taxes referred to in the preceding clauses (i) through (v).

In addition to the foregoing, the Company will pay and indemnify the Holder or beneficial owner for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Applicable Taxes levied by any jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of Applicable Taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Tax Jurisdiction that are not excluded under clauses (i) through (v) immediately above or any combination thereof).

Furthermore, Additional Amounts shall not be paid for any Applicable Taxes with respect to any payment of the principal of (including the Fundamental Change Purchase Price or Redemption Price, if applicable) and interest on, such Note or the delivery of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

Whenever there is mentioned in any context the delivery of Common Shares or other Reference Property (together with payment of cash in lieu of any fractional Common Shares) upon conversion of any Note or the payment of principal of (including the Redemption Price or Fundamental Change Purchase Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Each Holder entitled to any Additional Amounts shall cooperate with the Company and the Trustee in providing any information or documentation reasonably requested by the Company or the Trustee to confirm the identity and/or tax status of such Holder and any affected beneficial owner (to the extent necessary to establish such Holder’s entitlement to Additional Amounts) and to assist the Company or the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Company will furnish to the Trustee an Officer’s Certificate and any other documentation reasonably satisfactory to the Trustee evidencing payment of any Applicable Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

If the Company calls any Note for a Tax Redemption pursuant to Section 3.10(c) and the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then the Company’s obligation to pay Additional Amounts will apply to the interest due on that Note on such Interest Payment Date unless such Note is the subject to a Tax Redemption Opt-Out Election Notice.

The obligations of this Section 2.16 will survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction where any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by, or on behalf of, any successor to the Company (or, in each case, any political subdivision or taxing authority thereof or therein).

ARTICLE 3.

REPURCHASE AND REDEMPTION

Section 3.01 Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs at any time, then each Holder shall have the right at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion thereof in an Authorized Denomination, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to one hundred percent (100%) of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of the Close of Business on such Regular Record Date and the Fundamental Change Purchase Price shall then be equal to one hundred percent (100%) of the principal amount of the Notes the Company purchases on such Fundamental Change Purchase Date. Notwithstanding the foregoing, no Notes may be purchased at the option of the Holders pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Fundamental Change Company Notice.

(a) On or before the fifth (5th) Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release and publish such information on the Company’s website. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change, whether the Fundamental Change is a Make-Whole Fundamental Change, and, if so, the Effective Date of such Make-Whole Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change, if applicable;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(ix) that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(x) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(xi) the procedures that Holders must follow to require the Company to purchase their Notes.

(b) No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c) At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least three (3) Business Days before the Fundamental Change Company Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such Fundamental Change Company Notice and setting forth the complete form of such Fundamental Change Company Notice and the information to be stated in such Fundamental Change Company Notice. Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred for delivering a Fundamental Change Company Notice to Holders.

Section 3.03 Repurchase Procedures.

(a) Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes to be purchased are Physical Notes, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”), in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, together with the Notes duly endorsed for transfer, prior to Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii) if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if the Notes are Physical Notes, the certificate numbers of such Notes;

(ii) the portion of the principal amount of such Notes to be purchased, which must be an integral multiple of $1,000; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b) Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.04 Effect of Fundamental Change Purchase Notice.

Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.03, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in this Article 3 have been satisfied, and subject to extensions to comply with applicable law) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.05 Withdrawal of Fundamental Change Purchase Notice.

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time specifying:

(a) the principal amount of the withdrawn Notes, which must be an integral multiple of $1,000, with respect to which such notice of withdrawal is being submitted;

(b) if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and

(c) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice which must be an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.05.

Section 3.06 Deposit of Fundamental Change Purchase Price or Redemption Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date or Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price or Redemption Price,of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date or Redemption Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price or Redemption Price of the Notes for which a Fundamental Change Purchase Notice or Redemption Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date or Redemption Date, then, subject to the proviso to Section 3.01 and the proviso to Section 3.10(f), as of such Fundamental Change Purchase Date or Redemption Date (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price or Redemption Price and any previously accrued and unpaid interest on such Notes upon delivery or book-entry transfer of such Notes).

Section 3.07 Notes Purchased or Redeemed in Whole or in Part. Any Note that is to be purchased or redeemed pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased or redeemed, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any Authorized Denomination as requested by such Holder (or in the case of a Redemption, the Company) in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased or redeemed.

Section 3.08 Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Regulation 14E and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified under this Article 3.

Section 3.09 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Purchase Price or Redemption Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date or redeem as of the Redemption Date then, following the Fundamental Change Purchase Date or Redemption Date, the Paying Agent shall promptly return any such excess to the Company.

Section 3.10 Right of the Company to Redeem the Notes.

(a) No Right to Redeem Before June 15, 2026. The Company may not redeem the Notes at its option at any time before June 15, 2026, except pursuant to a Tax Redemption.

(b) Right to Redeem the Notes On or After June 15, 2026. Subject to the terms of this Section 3.10, the Company has the right, at its election, to redeem all, or any portion of the Notes in an Authorized Denomination, at any time and from time to time, on a Redemption Date on or after June 15, 2026, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per Common Share exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

(c) Right to Redeem the Notes After a Change in Tax Law.

(i) Generally. Subject to the terms of this Section 3.10(c), and without limiting the Company’s right to redeem any Notes pursuant to Section 3.10(b), the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (i) the Company has (or, on the next Interest Payment Date, would) become obligated to pay any Additional Amounts to Holders as a result of any Change in Tax Law; (ii) the Company cannot avoid such obligation by taking commercially reasonable measures available to the Company; and (iii) the Company delivers to the Trustee (1) an Opinion of Counsel from outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to clause (i) above; and (2) an Officer’s Certificate attesting to clauses (i) and (ii) above. For the avoidance of doubt, the calling of any Notes for a Tax Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, which may result in a temporary increase to the Conversion Rate.

(ii) Tax Redemption Opt-Out Election. If the Company calls the Notes for a Tax Redemption, then, notwithstanding anything to the contrary in this Section 3.10(c) or in Section 2.16, each Holder will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s Notes (or any portion thereof in an Authorized Denomination) redeemed pursuant to such Tax Redemption, in which case, from and after the Redemption Date for such Tax Redemption (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, from and after such time as the Company pays such Redemption Price in full), the Company will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law, and all future payments with respect to such Notes (including a delivery of Common Shares upon conversion) will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes required by law to be deducted or withheld as a result of such Change in Tax Law (it being understood, for the avoidance of doubt, that if such Holder converts such Notes at any time with a Conversion Date occurring on or before the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, on or before the date that the Company pays such Redemption Price in full), then the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion).

(iii) Tax Redemption Opt-Out Notice. To make a Tax Redemption Opt-Out Election with respect to any Note (or any portion thereof in an Authorized Denomination), the Holder of such Note must deliver a notice (a “Tax Redemption Opt-Out Election Notice”) to the Paying Agent before the Close of Business on the second Business Day immediately before the related Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election will apply, which must be an Authorized Denomination; and (z) that such Holder is making a Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such notice must comply with the Applicable Procedures (and any such notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 3.10(c)(iii)).

(iv) Withdrawal of Tax Redemption Opt-Out Election Notice. A Holder that has delivered a Tax Redemption Opt-Out Election Notice with respect to any Note (or any portion thereof in an Authorized Denomination) may withdraw such Tax Redemption Opt-Out Election Notice by delivering a withdrawal notice to the Paying Agent at any time before the Close of Business on the second Business Day immediately before the related Redemption Date, which withdrawal notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election is being withdrawn, which must be an Authorized Denomination; and (z) that such Holder is withdrawing the Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Applicable Procedures (and any such withdrawal notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 3.10(c)(iv)).

(v) Right to Convert Not Affected. For the avoidance of doubt, a Tax Redemption occurring on or before the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, on or before the date that the Company pays such Redemption Price in full) will not affect any Holder’s right to convert any Notes and the Company’s obligation to pay any Additional Amounts with respect to such conversion. Notwithstanding anything in this Section 3.10(c), provided that a Holder complies with the requirements for conversion set forth in Article 4, such Holder will be deemed to have delivered a Tax Redemption Opt-Out Election Notice.

(d) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 3.10(f), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 3.10; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Applicable Procedures).

(e) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty-five (65), nor less than forty-five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(f) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.15, and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.15, on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(g) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Redemption Notice. With respect to a Tax Redemption, the Company must send the Redemption Notice no more than one hundred and eighty (180) days before the earliest date on which the Company would have been required to pay any Additional Amounts as a result of the relevant Change in Tax Law, and the obligation to pay such Additional Amounts must be in effect as of the date the Company sends the Redemption Notice. With respect to a Redemption pursuant to Section 3.10(b), the Company must send any Redemption Notice not less than forty-five (45) Scheduled Trading Days nor more than sixty-five (65) Scheduled Trading Days before the Redemption Date.

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, and briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 3.10(f));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 4.04);

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date;

(viii) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Applicable Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(ix) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent; provided, that at the Company’s written request, the Trustee shall give such Redemption Notice in the Company’s name and at the Company’s expense but that, in all cases, the text of such Redemption Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least three (3) Business Days before the Redemption Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such Redemption Notice and setting forth the complete form of such Redemption Notice and the information to be stated in such Redemption Notice.

(h) If less than all Notes then outstanding are called for Redemption, then:

(i) the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(ii) if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(i) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.06, the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Applicable Procedures relating to the Redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 3.10(f) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered or such Applicable Procedures are complied with pursuant to the first sentence of this Section 3.10(i). Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Applicable Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price.

(j) Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 3.10, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty-second (42nd) Scheduled Trading Day immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 3.10 and Sections 4.01(b)(v) and 4.06.

ARTICLE 4.

CONVERSION

Section 4.01 Right To Convert(a) . (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert all of its Notes or any portion thereof having a principle amount equal to an integral multiple of $1,000, in accordance with Article 4 hereof, (x) prior to the Close of Business on the Business Day immediately preceding March 15, 2028, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after March 15, 2028, at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date regardless of the conditions set forth in Section 4.01(b) hereof.

(b) (i) Prior to the Close of Business on the Business Day immediately preceding March 15, 2028, a Holder may surrender Notes for conversion during any calendar quarter commencing after March 31, 2023 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Shares for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than one hundred and thirty percent (130%) of the applicable Conversion Price in effect on each applicable Trading Day.

(ii) Prior to the Close of Business on the Business Day immediately preceding March 15, 2028, a Holder may surrender Notes for conversion during the five (5) consecutive Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(ii), for each Trading Day of such Measurement Period was less than ninety-eight percent (98%) of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.01 hereof. If not then acting as the Bid Solicitation Agent, the Company shall provide notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. If the Company is not acting as the Bid Solicitation Agent, the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety-eight percent (98%) of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. If a Holder provides the Company with such evidence, the Company shall instruct the Bid Solicitation Agent to (or, if the Company is acting as the Bid Solicitation Agent, the Company shall) determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to ninety-eight percent (98%) of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Conversion Rate in effect on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the condition to conversion set forth in this Section 4.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) on the first Trading Day on which such condition ceases to be met.

(iii) If prior to the Close of Business on the Business Day immediately preceding March 15, 2028, the Company (x) issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than sixty (60) calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(y) distributes to all or substantially all holders of the Common Shares the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors or a committee thereof, exceeding ten percent (10%) of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least forty-five (45) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. After the Company has delivered such notice, Holders may surrender their Notes for conversion at any time until the earlier of (a) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. No Holder may convert any of its Notes pursuant to the conditions set forth in this Section 4.01(b)(iii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Common Shares and as a result of holding the Notes, without having to convert its Notes, as if it held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iv) If prior to the Close of Business on the Business Day immediately preceding March 15, 2028 (x) a Fundamental Change or a Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) occurs or (y) the Company is a party to (a) a consolidation, merger or binding share exchange or (b) a sale or lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, in each case in clauses (a) and (b) of this Section 4.01(b)(iv) pursuant to which the Common Shares would be converted into cash, securities or other assets (other than, in the case of clauses (a) and (b), any such transaction to which the Company is a party solely for the purpose of changing its jurisdiction of incorporation, and which results in a reclassification, conversion or exchange of the outstanding Common Shares solely into common shares of the surviving entity, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights), then the Notes may be surrendered for conversion at any time from or after the effective date of such transaction until the Close of Business (x) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the related Fundamental Change Purchase Date, and (y) otherwise, on the thirty-fifth (35th) Business Day immediately following the effective date for such transaction or event. The Company shall notify the Holders and the Trustee of any such transaction or event no later than the actual effective date of such transaction.

(v) If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

Section 4.02 Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest in a Global Note and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v) if required, make any payment required under Section 4.02(f).

Notwithstanding anything herein or in the Notes to the contrary, (i) if the Company calls any Note for Redemption pursuant to Section 3.10, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture or the extent such Note is subject to a Tax Redemption Opt-Out Election; and (ii) if a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice such Note may not be converted except to the extent such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.05 hereof prior to the relevant Fundamental Change Expiration Time.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any Common Shares shall be issuable upon conversion, if any, shall be treated as a holder of record as of the Close of Business on the last VWAP Trading Day of the Observation Period for such conversion. For the avoidance of doubt, until a Holder is deemed to become the holder of record of Common Shares, if any, issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence, such Holder shall not have any rights as a holder of Common Shares with respect to such Common Shares issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c) Endorsement. Any Notes surrendered for conversion shall, unless Common Shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) Physical Notes. If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e) Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Interest Due Upon Conversion. If a Holder converts a Note during the period after the Close of Business on a Regular Record Date to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment: (1) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (2) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) only to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(g) Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03 Settlement Upon Conversion.

(a) Settlement Method. Upon the conversion of any Note, the Company may choose to settle such conversion by paying or delivering, as applicable and as provided in this Article 4, either (x) solely cash as provided in Section 4.03(b)(i)(A) (a “Cash Settlement”); or (y) a combination of cash and Common Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 4.03(b)(i)(B) (a “Combination Settlement”).

(i) The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(A) subject to clause (C) below, all conversions of Notes with a Conversion Date that occurs on or after March 15, 2028 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Close of Business on the Scheduled Trading Day immediately before March 15, 2028;

(B) subject to clause (C) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before March 15, 2028, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(C) if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice sent pursuant to Section 3.10(g), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the related Redemption Date; and (2) if such Redemption Date occurs on or after March 15, 2028, then such Settlement Method must be the same Settlement Method that, pursuant to clause (A) above, applies to all conversions of Notes with a Conversion Date that occurs on or after March 15, 2028;

(D) the Company will use the same Settlement Method for all conversions of Notes with a Conversion Date that occurs on the same day (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (A) or (C) above);

(E) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); and

(F) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default).

(ii) The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (v) in no event will the Company elect (whether directly or by eliminating all other Settlement Methods) Combination Settlement with a specified dollar amount that is less than $1,000 per $1,000 principal amount of Notes; (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 4.03(a)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(f) or this Section 4.03(a)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(f) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 4.03(a)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(b) Conversion Consideration.

(i) Generally. Subject to Section 4.03(b)(ii) and Section 4.03(b)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(A) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(B) if Combination Settlement applies to such conversion, consideration consisting of (x) a number of Common Shares equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (y) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii) Cash in Lieu of Fractional Shares. If Combination Settlement applies to the conversion of any Note and the number of Common Shares deliverable pursuant to Section 4.03(b)(i)(B) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Applicable Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(c) Delivery of the Conversion Consideration. Except as set forth in Section 4.04, Section 4.06 or Section 4.07, the Company will pay or deliver, as applicable, to the Holder the Conversion Consideration due upon the conversion of any Note on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion.

(d) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Open of Business on the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders (only if such Notes are Physical Notes) that converted Notes on such Conversion Date.

(e) On the first (1st) Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Note surrendered for conversion, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of Common Shares, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date, and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(f) If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, subject to Section 4.02(f), the Company’s delivery or payment, as the case may be, of cash or combination of Cash and Common Shares at the Company’s election, together with any cash payment for any fractional share, will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, including Additional Interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date, the Company will still be obligated to pay, on such Interest Payment Date, the interest due on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence or in Section 4.02(f), any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Conversion Consideration for any Note includes both cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if each Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Notes, in any of the transactions described below without having to convert its Notes, as if it held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company issues exclusively Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0 =	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1 =	the number of Common Shares that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effectiveness of such share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made or any share split or share combination of the type described in this Section 4.04(a) is announced but not consummated, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or share split or share combination had been announced.

(b) If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than sixty (60) calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 =	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase in the Conversion Rate with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.04(b) and clause (x) of Section 4.01(b)(iii) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes “shares” (which term, for purposes of this Section 4.04(c), shall be deemed to mean Capital Stock), evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its shares or other securities, to all or substantially all holders of the Common Shares, excluding:

(i) dividends, distributions, rights, options or warrants as to which an adjustment is effected (or would have been effected without regard to the 1% exception) pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) pursuant to Section 4.04(d) hereof;

(iii) a distribution solely pursuant to a tender offer or exchange offer for Common Shares, as to which Section 4.04(e) will apply; and

(iv) Spin-Offs, as to which the provisions set forth below in this Section 4.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP
SP - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =	the average of the Last Reported Sale Prices of the Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of Distributed Property distributed with respect to each outstanding Common Share as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of Common Shares equal to the Conversion Rate in effect immediately prior to the record date for the distribution.

Any increase made pursuant to the immediately preceding formula in this Section 4.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of any class or series of shares, or any similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such shares or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the shares or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Shares over the Spin-Off Valuation Period.

Any increase made pursuant to the immediately preceding formula in this Section 4.04(c), will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and any Trading Day of the applicable Observation Period occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary herein or in the Notes, the Company will, if necessary, delay the settlement of such conversion until the second Business Day after the last Trading Day of the Spin-Off Valuation Period.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP
SP - D

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP =	the average of the Last Reported Sale Prices of the Common Shares on the three consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

D=	the amount in cash per share that the Company distributes to all or substantially all holders of the Common Shares.

If “D” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares equal to the Conversion Rate in effect immediately prior to the record date for such cash dividend or distribution. Any increase under this Section 4.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0 =	the number of Common Shares outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of Common Shares outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Tender/Exchange Offer Valuation Period”).

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 4.04(e), except to the extent provided in the last sentence of this paragraph. The adjustment to the Conversion Rate pursuant to this Section 4.04(e) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after Close of Business on the Offer Expiration Date, with retroactive effect. If a Note is converted and any Trading Day of the applicable Observation Period occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(f) Special Settlement Provisions.

Notwithstanding anything to the contrary herein or in the Notes, if a Holder converts a Note and:

(A) the record date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Section 4.04(a)through (e) hereof occurs on or before any VWAP Trading Day in the Observation Period for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day;

(B) the Conversion Consideration due in respect of such VWAP Trading Day includes any whole Common Shares; and

(C) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, (x) the Company will, without duplication, give effect to such adjustment on such VWAP Trading Day; and (y) if the date the Company is otherwise required to deliver the Conversion Consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

In addition, notwithstanding anything to the contrary herein, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 4.04(a) through Section 4.04(e);

(ii) a Note is to be converted pursuant to Combination Settlement;

(iii) any VWAP Trading Day in the Observation Period for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due with respect to such VWAP Trading Day includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution,

then, although the Company will otherwise treat such Holder as the holder of record of such Common Shares on the last VWAP Trading Day of the Observation Period, the Company shall not permit such Holder to participate in such event on account of such Common Shares.

(g) Poison Pill. If a Holder converts a Note, on any VWAP Trading Day in the Observation Period applicable to such Note, the Holder converting such Note will receive, in addition to any Common Shares to which it is entitled in connection with such conversion, the rights under any shareholders rights plan of the Company in effect at such time, unless prior to the applicable Conversion Date, the rights have separated from the Common Shares, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Shares, Distributed Property as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights. In all other cases, the issuance of rights pursuant to a rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 4.04(c) hereof.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate; provided, however, that the Company shall carry forward any adjustment that is less than one percent (1%) of the Conversion Rate, shall take such carried-forward adjustments into account in any subsequent adjustment, and shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%), (i) annually on the anniversary of the first date of issue of the Notes; and (ii) otherwise, (1) on each VWAP Trading Day during the Observation Period; and (2) if a Fundamental Change occurs or the Company calls the Notes for Redemption, in each case unless such adjustment has already been made. The provisions of this Section 4.04(h) are referred to as the “1% Exception.”

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities. Notwithstanding anything herein or in the Notes to the contrary, if the application of the formulas in Section 4.04 (a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i) on account of share repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Directors or otherwise;

(ii) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.04(i)(iii) and outstanding as of the date the Notes were first issued;

(v) for a change in the par value of the Common Shares; or

(vi) for accrued and unpaid interest on the Notes, if any.

In addition, the Company will not undertake any action that would result in the Company being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per Common Share will be less than the par value per Common Share.

(j) For purposes of this Section 4.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(k) Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the nearest 1/10,000th of a Common Share, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 4.05 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date, as applicable, of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of The New York Stock Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. To the extent permitted by applicable law and applicable requirements of The New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described in this Section 4.06. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the thirty-fifth (35th) Business Day immediately following the Make-Whole Fundamental Change Effective Date (such period, the “Make-Whole Fundamental Change Period”); or (ii) occurring pursuant to clause (B) of the definition thereof, if the Conversion Notice is received by the Conversion Agent during the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date.

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes with a Conversion Date that is on or after the Make-Whole Fundamental Change Effective Date, then (i) in respect of all conversions whose Conversion Date occurs on or after the Make-Whole Fundamental Change Effective Date, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Share Price for such Make-Whole Fundamental Change and shall be deemed to be a cash amount equal to the applicable Conversion Rate (including any adjustment as described in this Article 4) multiplied by such Share Price; and (ii) the Company’s conversion obligation will be determined and paid to Holders in cash on the second (2nd) Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Make-Whole Fundamental Change Effective Date in accordance with Section 4.03 hereof (but subject to Section 4.04 hereof).

(c) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Make-Whole Fundamental Change Effective Date and the price (the “Share Price”) paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. In the case of a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” where holders of the Company’s Common Shares receive only cash in such Make-Whole Fundamental Change, the Share Price shall be the cash amount paid per Common Share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date. Notwithstanding the foregoing, in the event that a conversion of Notes may be deemed to be “in connection with” both a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof and a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, such conversion will be deemed only to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, and the Make-Whole Fundamental Change Effective Date, Share Price and number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to a Make-Whole Change pursuant to clause (A) of the definition thereof.

(d) Interpolation and Limits. The exact Share Prices and Make-Whole Fundamental Change Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Share Price is between two Share Prices in the table or the Make-Whole Fundamental Change Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Share Price is greater than $200.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate; and

(iii) if the Share Price is less than $13.06 per share (subject to adjustments in the same manner as the Share Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 76.5696 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof.

For the avoidance of doubt, (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 4.06 on account of such Redemption Notice.

The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e) Notices. Except with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the Company shall notify the Holders of any Make-Whole Fundamental Change Effective Date and issue a press release announcing such Make-Whole Fundamental Change Effective Date no later than five Business Days after such Make-Whole Fundamental Change Effective Date.

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Common Share Change Event. In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any binding share exchange;

and, in each case, as a result of which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) (such shares, stock, securities, property or assets, “Reference Property,” and the amount and kind of Reference Property that a holder of one Common Share would be entitled to receive on account of such transaction, a “Reference Property Unit”) (any such event, a “Common Share Change Event”), then, notwithstanding anything to the contrary herein or in the Notes, at the effective time of such Common Share Change Event, (i) the consideration due upon conversion of any Notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of Common Shares in this Article 4 were instead a reference to the same number of Reference Property Units, (ii) for purposes of Section 3.10(b), each reference to any number of shares of Common Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (iii) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Shares” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. If any Reference Property Unit consists entirely of cash, then the Company will settle all such conversions within two (2) Business Days of the relevant Conversion Date in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Share Change Event. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or in the case of cash denominated in U.S. Dollars, the face amount thereof). The Company (and such other Persons, if any, specified in the immediately following paragraph) shall, as a condition precedent to such Common Share Change Event execute and deliver to the Trustee a supplemental indenture hereto in form reasonably satisfactory to the Trustee giving effect to the provisions of this Section 4.07.

The Company shall not become a party to any Common Share Change Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the first paragraph of this Section 4.07(a) shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Common Share Change Event, the Reference Property receivable thereupon by a holder of Common Shares includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Common Share Change Event, then such supplemental indenture shall also be executed by such other Person.

(b) Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Common Share Change Events.

(c) Composition of the Reference Property Unit. If the Reference Property in any Common Share Change Event consists of more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Reference Property Unit will be deemed to be (i) if holders of a majority of the Company’s Common Shares affirmatively make such an election, the weighted average, per Common Share, of the types and amounts of consideration received, per Common Share, by holders of the Common Shares that affirmatively make such an election or (ii) if the holders of a majority of Common Shares do not affirmatively make such an election, the weighted average, per Common Share, of the types and amounts of consideration actually received by the holders of the Common Shares. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made.

Section 4.08 Certain Covenants.

(a) Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any Common Shares, the Company will reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Notes equal to the product of (i) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (ii) the Conversion Rate then in effect (assuming, for these purposes, that the Conversion Rate is increased by the maximum number of Additional Shares pursuant to which the Conversion Rate may be increased pursuant to Section 4.06).

(b) Certain other Covenants. The Company covenants that all Common Shares that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any Common Shares to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted. For the avoidance of doubt, the Company is under no obligation to register, under the Securities Act, the issuance of any Common Shares due upon settlement of the conversion of any Note.

Section 4.09 Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any cash or other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10 Notice of Adjustment to the Trustee. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment; provided that unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect and (ii) deliver written notice to the Holders, at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Shares described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as practicable after the holders of the Common Shares are notified of such event, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, dividend or distribution, as the case may be, changes.

(ii) Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least two Scheduled Trading Days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expect to be entitled to receive in such event, changes.

Section 4.12 Certain Requirements of The New York Stock Exchange.

Notwithstanding anything to the contrary herein or in the Notes, the Company shall not enter into any transaction, or take any other action, that would result in any increase to the Conversion Rate (whether pursuant to Section 4.04(b) through (e) or Section 4.06) that would result, in the aggregate, in the Notes being convertible into a number of Common Shares in excess of any limitations imposed by the continued listing standards of The New York Stock Exchange, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

ARTICLE 5.

COVENANTS

Section 5.01 Payment of Principal, Interest, Fundamental Change Purchase Price and Redemption Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and Redemption Price), accrued and unpaid interest, if any, on, each of the Notes (and, for the avoidance of doubt, all related Additional Amounts, if applicable) at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02 Maintenance of Office or Agency.

The Company will maintain in Los Angeles, California (or such other place in the continental United States), an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Los Angeles, California.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Los Angeles, California (or such other place in the continental United States), for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian and Conversion Agent, and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar, until and unless an Event of Default shall have occurred under this Indenture, at which time the Trustee shall be the Paying Agent.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price or Redemption Price for, the Notes (and, for the avoidance of doubt, all related Additional Amounts, if applicable) held in trust for the benefit of the holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price or Redemption Price for, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price or Redemption Price for, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, or any Fundamental Change Purchase Price or

Redemption Price (and, for the avoidance of doubt, all related Additional Amounts, if applicable), as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price or Redemption Price for, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such amount (and, for the avoidance of doubt, all related Additional Amounts, if applicable), so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any such payment when the same shall become due and payable.

(c) Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, or any Fundamental Change Purchase Price or Redemption Price for, any Note and remaining unclaimed for two (2) years after such principal, premium, accrued and unpaid interest, or any Fundamental Change Purchase Price or Redemption Price has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease;

(e) To the extent the Company maintains a Paying Agent in a member state of the European Union, the Company will ensure that it maintains at least one Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive.

Section 5.04 Reports.

The Company will file with the Trustee, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility to determine whether such filings have been made; provided, further, that the Company shall not be required to deliver to the Trustee any material subject to confidential treatment or for which the Company is in good faith seeking, or has received, confidential treatment by the Commission.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the Common Shares, if any, delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such Common Shares the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Shares pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of any Note or such Common Shares may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or Common Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 5.05 Statements as to Defaults. The Company is required to deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, an Officer’s Certificate stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company is in default, specifying all such Default or Event of Defaults and the nature and the status thereof of which such Officer may have knowledge. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty (30) calendar days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07 hereof. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof.

Section 5.06 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 5.08 hereof or Section 6.03 hereof, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07 Compliance Certificate and Opinions of Counsel.

(a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six (6) months after the Last Original Issuance Date of any Notes, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), or such Notes are not otherwise freely tradable (including pursuant to Rule 144) by Holders other than “persons” who are, or, at any time during the three (3) months immediately preceding the date of the proposed transfer, were “affiliates” (as such terms are defined in Rule 144) (whether as a result of restrictions pursuant to U.S. securities law or the terms of the Indenture or the Notes) (“Freely Tradable”), the Company shall pay Additional Interest that will accrue on such Notes at the rate of one half of one percent (0.50%) per annum of the principal amount of such Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such period shall end on the date that is one year from the Last Original Issuance Date of such Notes.

(b) The Company will use its reasonable best efforts to cause each Note, to bear an unrestricted CUSIP number no later than the three hundred and eightieth (380th) day after the Last Original Issuance Date of such Note, subject to the Depositary’s procedures. If, and for so long as, the Restricted Notes Legend has not been removed from any Notes, any Notes are assigned a restricted CUSIP number or any Notes are not otherwise Freely Tradable, in each case as of the three hundred and eightieth (380th) day after the Last Original Issuance Date of such Notes, the Company will pay Additional Interest on such Notes. Such Additional Interest will accrue on such Notes at the rate of one half of one percent (0.50%) per annum of the principal amount of such Notes then Outstanding until such Restricted Notes Legend is removed, such Notes are assigned an unrestricted CUSIP number and such Notes are Freely Tradable. At such time as the Company notifies the Trustee to remove the Restricted Notes Legend from any Notes, such legend will be deemed removed from any Global Note representing such Notes and an unrestricted CUSIP number for such Notes will be deemed to be the CUSIP number for such Notes.

(c) Such Additional Interest that is payable shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Applicable Notes, and will be separate and distinct from, and in addition to, any Additional Interest that may accrue at the Company’s election as the sole remedy relating to a Reporting Event of Default pursuant to Section 6.03 hereof.

Section 5.09 Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10 Restriction on Resales. The Company shall not, and shall procure that no controlled Affiliate of the Company shall, resell any of the Notes that have been reacquired by the Company or any of such Affiliate.

Section 5.11 Company to Furnish Trustee Names and Addresses of Holders. The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If at any time the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than the fifteenth (15th) day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

ARTICLE 6.

REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) calendar days;

(b) default in the payment of the principal or premium, if any, on any Note (including the Redemption Price and Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required repurchase, redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligations under Article 4 hereof to convert the Notes upon exercise of a Holder’s conversion right and such failure continues for three (3) Business Days;

(d) failure by the Company to comply with its obligations under Article 9 hereof;

(e) failure by the Company to issue a notice in accordance with the provisions of Section 3.02 hereof or Section 4.01(b)(iii) or 4.01(b)(iv) hereof;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

(g) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of one hundred and forty million dollars ($140,000,000) (or its foreign currency equivalent at the time) in the aggregate of the Company and/or any of the Subsidiaries of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(h) a final judgment for the payment of one hundred and forty million dollars ($140,000,000) (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond) is rendered against the Company or any of its Significant Subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) hereof or Section 6.01(j) hereof with respect to the Company) occurs and is continuing, and is known to a Responsible Officer of the Trustee, the Trustee by notice to the Company, or the Holders of at least twenty-five percent (25%) in principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare one hundred percent (100%) of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, one hundred percent (100%) of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become due and payable.

(b) Notwithstanding anything to the contrary herein, the provisions of Section 6.02(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained as herein provided:

(i) the Company pays or delivers, as the case may be, or deposits with the Trustee an amount of cash and the number of Common Shares, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the Notes, all cash and Common Shares, if any, due upon the conversion of any and all converted Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to cover all amounts owing under the Indenture to the Trustee and its agents and counsel;

(ii) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the amount of cash or combination of cash and Common Shares due upon conversion of a Note, or with respect to another covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (other than those resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the amount of cash or combination of cash and Common Shares due upon conversion of a Note, or with respect to another covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences; provided, however, that no such rescission or annulment will extent to or will affect any subsequent Default or shall impair any right consequent on such Default.

Section 6.03 Additional Interest.

(a) Notwithstanding Section 6.02 hereof, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 hereof (such Event of Default, a “Reporting Event of Default”), will consist exclusively of the right to receive Additional Interest on the Notes at a rate per year equal (i) one quarter of one percent (0.25%) per annum of the principal amount of the Notes outstanding for each day during the first ninety (90) days such Event of Default has occurred and is continuing, beginning on and including, the day on which such Event of Default occurred and (ii) one half of one percent (0.50%) of the principal amount of the Notes outstanding for each day during the next ninety (90) days such Event of Default has occurred and is continuing, beginning on, and including, the ninety-first (91st) day after the day such Event of Default occurred. Such Additional Interest shall be payable in arrears at the same time and in the same manner as regular interest on the Notes.

(b) On the one hundred and eighty-first (181st) day after the date on which the Reporting Event of Default occurred (if such Reporting Event of Default has not been cured or waived prior to such one hundred and eighty-first (181st) day), the Notes will be subject to acceleration as provided in Section 6.02(a) hereof.

(c) In order to elect to pay the Additional Interest as the sole remedy during the first one hundred and eighty (180) days after the occurrence of a Reporting Event of Default, the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02 hereof. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default or the Company elected to pay Additional Interest but does not pay the Additional Interest when due, the Notes will be subject to acceleration as provided in Section 6.02 hereof. Except as provided in the Section 6.03(d) below, nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d) Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 5.08. In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to this Indenture, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

(e) No Additional Interest described in this Section 6.03 shall accrue on account of a Reporting Event of Default, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist on account of a Reporting Event of Default once such Reporting Event of Default has been cured.

Section 6.04 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 10 hereof, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.05 Limitation on Suits. Subject to Section 6.06 hereof, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least twenty-five percent (25%) of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within sixty (60) days after receipt of such written request and offer of indemnity or security; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

Section 6.06 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the right, which is absolute and unconditional, of any Holder to receive payment of the principal of, interest on, the Fundamental Change Purchase Price or Redemption Price for, on or after the respective due date, and to convert its Notes and receive the payment or delivery of cash or combination of cash and Common Shares due with respect to such Notes in accordance with Article 4 hereof (including, for the avoidance of doubt, the right to receive any related Additional Amounts, if applicable), or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.05 hereof.

Section 6.07 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, the Fundamental Change Purchase Price and Redemption Price for, and the amount of cash or combination of cash and Common Shares due upon the conversion of, the Notes, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 10.07 hereof.

Section 6.08 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.11 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.13 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price or Redemption Price for, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.13. If the Trustee so fixes a record date and a payment date, at least fifteen (15) calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price or Redemption Price for, any Note on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4 hereof (or, for the avoidance of doubt, to enforce the payment of any related Additional Amounts, if applicable).

Section 6.15 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01 Discharge of Liability on Notes. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, an amount of cash or combination of cash and Common Shares (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive from such trust all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and any Common Shares, as the case may be, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and any such Common Shares shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or such monies and Common Shares, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and any Common Shares, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies or such monies and Common Shares, as the case may be.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and Common Shares deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and Common Shares; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or any money and Common Shares, as the case may be, in accordance with Section 7.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money and any Common Shares in accordance with Section 7.02 hereof; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Common Shares, if any, held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company and the Trustee, at any time and from time to time, may amend this Indenture or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect the rights of the Holders in any material respect;

(b) to conform the terms of this Indenture or the Notes to the “Description of the Notes” in the Preliminary Offering Memorandum, as supplemented by the pricing term sheet related to the offering of the Notes as evidenced in an Officer’s Certificate delivered by the Company to the Trustee;

(c) (i) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and (ii) to make any changes necessary to provide for conversion of the Notes following a Common Share Change Event pursuant to Section 4.07(a);

(d) to add guarantees with respect to the Notes;

(e) to secure the Notes;

(f) to irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that (i) no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 4.03; and (ii) such irrevocable election or elimination can in no event result in a Specified Dollar Amount of less than $1,000 per $1,000 principal amount of Notes applying to the conversion of any Note;

(g) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by the Indenture;

(h) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change);

(i) to provide for a successor Trustee; or

(j) to comply with the Applicable Procedures.

Section 8.02 Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes), (i) the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and (ii) any past Default or compliance with any covenants or provisions of this Indenture may be waived (other than a Default or an Event of Default resulting from the failure to pay the principal of, interest on, the Fundamental Change Purchase Price or Redemption Price for, or to pay or deliver, as the case may be, the amount of cash or combination of cash and

Common Shares due upon conversion of a Note (and, for the avoidance of doubt, any related Additional Amounts, if applicable)); provided, however, that no such supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the percentage in aggregate principal amount of Notes then Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Note or extend the time for payment of interest on any Note;

(c) reduce the principal of or premium, if any, on any Note or change the Maturity Date of any Note;

(d) change the place or currency of payment on any Note;

(e) make any change that impairs or adversely affects the conversion rights of any Notes;

(f) reduce the Redemption Price or Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Redemption Price or Fundamental Change Purchase Price, or the circumstances under which the Company may redeem the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive payment or delivery, as the case may be, of the amount of cash or combination of cash and Common Shares due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(h) modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Notes;

(i) modify any provision of this Indenture relating to the payment of Additional Amounts in a manner that is adverse to any Holders of the Notes; or

(j) make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions of this Indenture if such change is adverse to the rights of Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is ninety (90) calendar days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and, shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by the Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01 Company May Consolidate, Etc. on Certain Terms. The Company shall not amalgamate or consolidate with, consummate a binding share exchange with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, shall be (and, if the Company will remain a party to the Notes and this Indenture after giving effect to such transaction and the requirements in respect thereof under this Indenture, the Company is) a corporation organized or incorporated and existing under the laws of the Cayman Islands, the United Kingdom, the Republic of Ireland or the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture as applicable to the Notes;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c) if, upon the occurrence of any such transaction, the Notes would become convertible into, or exchangeable for, securities issued by an issuer other than the resulting, surviving, transferee or successor corporation pursuant to the terms of this Indenture, then (x) such securities are Common Equity securities issued by a corporation organized or incorporated and existing under the laws of the Cayman Islands, the United Kingdom, the Republic of Ireland or the United States of America, any State thereof or the District of Columbia and (y) if such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities based on which the Notes have become convertible or exchangeable, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes; and

(d) all the conditions specified in this Article 9 are met.

As used in this Article 9, the term “corporation” shall include any entity that is (i) incorporated in the Cayman Islands as an exempted company with limited liability, (ii) incorporated and registered in the Republic of Ireland as a public limited company, or (iii) incorporated under the laws of England and Wales as a public limited company and, in each case, that is treated as a corporation for purposes of U.S. federal income taxes.

Upon any such amalgamation, consolidation, merger, conveyance, share exchange, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and (except in the case of a lease) the Company shall be discharged from its obligations under the Notes and the Indenture except in the case of any such lease.

For purposes of this Section 9.01, (i) in the case of an amalgamation, consolidation, merger or binding share exchange pursuant to which the Company becomes a Subsidiary of one of its Subsidiaries (the “Successor Subsidiary”) and holders of Common Shares prior to such transaction become holders of Common Equity of such Successor Subsidiary, the term “successor” shall be deemed to refer to the Successor Subsidiary and (ii) the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiary or Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 9.02 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, share exchange, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of its

Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Common Shares and into cash or combination of cash and Common Shares in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, share exchange, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture as of the date hereof or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, share exchange, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03 Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.

In the case of any such amalgamation, merger, share exchange, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, share exchange, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 10.

THE TRUSTEE

Section 10.01 Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) and the Trustee has notice of such fact, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in their exercise, as a prudent person would use in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.01;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and

(vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 10.02 Notice of Defaults. If a Default has occurred and is continuing which a Responsible Officer of the Trustee has actual knowledge of, the Trustee shall provide notice thereof to each Holder within ninety (90) days after the occurrence thereof. Except in the case of a default in the payment of principal (including the Fundamental Change Purchase Price and Redemption Price) of, or interest on, any Note or a payment or delivery, as the case may be, of the amount of cash and, if applicable, Common Shares due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 10.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c) the Trustee may consult with counsel of its own selection and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 10.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 10.05 Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

Section 10.06 Monies to be Held in Trust. All monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 10.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.

The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any Authenticating Agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or Authenticating Agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises and the enforcement of the Indenture (including this Section 10.07). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one firm of separate counsel except in the event local counsel shall be required and the Company shall pay the reasonable fees and expenses of such counsel and local counsel, as applicable. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee and its agents and any Authenticating Agent incur expenses or render services after an Event of Default specified in Section 6.01(h) and 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.08 Officer’s Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 10.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310 of the Trust Indenture Act of 1939 (as in force at the date of this Indenture), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 10.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that has a combined capital and surplus of at least fifty million dollars ($50,000,000) (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least fifty million dollars ($50,000,000)). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 10.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10.

Section 10.11 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.

Section 10.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.07.

No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 10.09 and be eligible under the provisions of Section 10.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former Trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 10.09 and eligible under the provisions of Section 10.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent appointed by such predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 10.14 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 10.15 Statements.The Trustee shall furnish the Company periodic cash transaction statements which include detail for all investment transactions effected by the Trustee or brokers selected by the Company. Upon the Company’s election, such statements will be delivered via the Trustee’s online service and upon electing such service, paper statements will be provided only upon request. The Company waives the right to receive brokerage confirmations of security transactions effected by the Trustee as they occur, to the extent permitted by law. The Company further understands that trade confirmations for securities transactions effected by the Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

ARTICLE 11.

MISCELLANEOUS

Section 11.01 Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent, the Bid Solicitation Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 11.02 Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.03 No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.05 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices and Daily VWAPs of the Common Shares, the Daily Cash Amounts, the Daily Conversion Values, the Daily Share Amounts, accrued interest, Additional Interest, if any, and Additional Amounts, if any, payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Section 11.06 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.07 Notices, Etc. to Trustee and Company.

(a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) or electronically in PDF format to or with the Trustee at its Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (and, in the case of securities held in book-entry form, by electronic transmission), to the Company addressed to it at 800 West Olympic Blvd., Suite 406, Los Angeles, CA 90015, Attention: General Counsel or at any other address furnished in writing to the Trustee by the Company prior to such mailing or electronically in PDF format.

(b) The Company or the Trustee, by notice given to the other in the manner provided in this Section 11.07, may designate additional or different addresses for subsequent notices or communications.

(c) Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if made, given, furnished or filed in writing (including facsimile) or electronically in PDF format or mailed, first-class postage prepaid to the Corporate Trust Office of the Trustee or such address most recently indicated by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, in writing to the Company.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

(f) All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature, in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.08 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.09 Tax Withholding. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes (such as backup withholding) on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and Common Shares on the Note (or, in certain circumstances, against any payments on the Common Shares).

Section 11.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.11 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.12 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HERBALIFE NUTRITION LTD.

By:	/s/ Richard Caloca
Name:	Richard Caloca
Title:	Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lauren Costales
Name:	Lauren Costales
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Share Price and the dates set forth below.

	Share Price
Make-Whole Fundamental Change Effective Date	$13.06	$14.00	$15.00	$16.98	$20.00	$22.07	$25.00	$30.00	$40.00	$50.00	$75.00	$100.00	$150.00	$200.00
December 9, 2022	17.6698	16.0407	14.2640	11.5518	8.7555	7.4182	6.0208	4.4403	2.7230	1.8198	0.7635	0.3254	0.0243	0.0000
December 15, 2023	17.6698	16.0317	14.1267	11.2344	8.3235	6.9669	5.5808	4.0593	2.4683	1.6532	0.7037	0.3037	0.0211	0.0000
December 15, 2024	17.6698	15.7593	13.6733	10.5872	7.5800	6.2284	4.8912	3.4870	2.0978	1.4110	0.6120	0.2673	0.0151	0.0000
December 15, 2025	17.6698	15.0157	12.7353	9.4423	6.3860	5.0888	3.8712	2.6807	1.5985	1.0852	0.4812	0.2113	0.0056	0.0000
December 15, 2026	17.6698	13.9536	11.3533	7.7397	4.6655	3.4989	2.5144	1.6767	1.0093	0.6996	0.3193	0.1415	0.0000	0.0000
December 15, 2027	17.6698	12.5457	9.0820	4.6360	1.8895	1.2202	0.8116	0.5507	0.3543	0.2518	0.1181	0.0529	0.0000	0.0000
June 15, 2028	17.6698	12.5287	7.7668	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF (OR TO A SUCCESSOR DEPOSITARY OR NOMINEE THEREOF), EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

[THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A) TO HERBALIFE NUTRITION LTD. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE FOR THIS SECURITY OR THE TRANSFER AGENT FOR THE COMMON SHARES, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Herbalife Nutrition Ltd.

4.25% Convertible Senior Notes due 2028

No.:	[ ]

CUSIP:	[ ] [; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number [ ].]

ISIN:	[ ] [; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this ISIN number will be deemed removed and replaced with the ISIN number [ ].]

Principal

Amount $	[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), promises to pay to [            ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of [add principal amount in words] $[            ] [For Global Notes, include the following: , as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on June 15, 2028 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15, commencing June 15, 2023.

Regular Record Dates: June 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, Herbalife Nutrition Ltd. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

HERBALIFE NUTRITION LTD.

By:
Name:
Title:

This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Herbalife Nutrition Ltd.

4.25% Convertible Senior Notes due 2028

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of December 9, 2022 by and between the Company and U.S. Bank Trust Company, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

The Company will pay cash interest on the unpaid principal amount of this Note at a rate of 4.25% per year. Interest will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, December 9, 2022. Except as provided in the Indenture, interest will be paid to the Person in whose name this Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date or any Fundamental Change Purchase Date or Redemption Date with respect to this Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the Indenture, no interest shall be paid with respect to Notes surrendered for conversion.

This Note does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding March 15, 2028, and (ii) on or after March 15, 2028, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash or combination of cash and Common Shares as determined in accordance with Article 4 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company has the right to redeem the Notes.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than twenty-five percent (25%) in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, and the amount of cash or combination of cash and Common Shares due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of cash or combination of cash and Common Shares due upon conversion of this Note (and, for the avoidance of doubt, any related Additional Amounts, if applicable) at the time, place and rate, and in the coin and currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but each of the Company, the Trustee or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

This Note shall not become valid or become obligatory for any purpose until the certificate of authentication shall been signed manually by the Trustee or a duly authorized Authenticating Agent under the Indenture.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Herbalife Nutrition Ltd.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (whose principal amount equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash or combination of cash and Common Shares in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered during the period after the Close of Business on a Regular Record Date to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$

Dated:
Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or Common Shares or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:

Signature(s)
(Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Herbalife Nutrition Ltd.

The undersigned registered owner of this Note hereby requests and instructs Herbalife Nutrition Ltd. to pay to the registered holder hereof, in accordance with the applicable provisions of the Indenture referred to in this Note, the Fundamental Change Purchase Price on the Fundamental Change Purchase Date pursuant to Article 3 of such Indenture.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,

hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee)

the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Herbalife Nutrition Ltd. or a subsidiary thereof; or

☐ Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐ To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 and Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 4

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[NAME OF OFFICER], the [TITLE] of Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”) does hereby certify, in connection with the sale of $[____] aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2028 (the “Notes”) pursuant to the terms of the Indenture, dated as of December 9, 2022 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company and U.S. Bank Trust Company, National Association (the “Trustee”), that:

1. The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2. The undersigned has read the Indenture and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the delivery of this certificate provided for in the Indenture have been complied with.

4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

In accordance with Section 2.08 of the Indenture, the Company hereby instructs the Trustee as follows:

As of ___________, 202__, the Restricted Notes Legend may be deemed removed from the Global Notes and all Applicable Procedures have been complied with.

[Signature page follows.]

B-1

EXHIBIT B

IN WITNESS WHEREOF, we have signed this certificate as of [_________________].

Herbalife Nutrition Ltd.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO HERBALIFE NUTRITION LTD. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THIS SECURITY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY

C-1

REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2